NEWS

For Release:      May 13, 2004

Contact:          Financial:        Joseph F. Morris
                                    Senior Vice President, Chief Financial
                                      Officer & Treasurer
                                    (215) 443-3612 or morris@penn-america.com

                  Media:            David Kirk, APR
                                    (610) 792-3329 or davidkirk@thePRguy.com

Summary: Penn-America Group, Inc. (NYSE:PNG) shareholders elect a majority of independent directors; board declares 37th consecutive quarterly dividend.

         HATBORO, PA (May 13, 2004) - The shareholders of Penn-America Group, Inc. (NYSE:PNG) elected a majority of independent directors at the company's annual meeting today, to conform with the New York Stock Exchange regulation that requires listed companies to have a majority of independent directors. As the result of these and related changes, the board has been reduced in size, from nine to seven members, four of whom are independent directors.

         At the same meeting, Martin Sheffield, CPCU, was elected to the board. Sheffield, an independent financial consultant, served previously on the board, from May 2001 to January 2003 when he resigned due to insurance regulatory commitments associated with his affiliation with his former employer. Sheffield previously served as chief operating officer of Ward Financial Group, a management-consulting firm specializing in the insurance industry. He has more than three decades of insurance industry experience, with particular emphasis on the property-casualty marketplace. Prior to joining Ward Financial Group, he was vice president at A.M. Best Company, the leading rating agency for the insurance industry.

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Page 2/Penn-America Group, Inc. (NYSE: PNG) Quarterly Dividend and
       Changes to Board of Directors

         Two members of the family that founded the company, Jami Saltzman-Levy and E. Anthony Saltzman, did not stand for re-election. The position of Paul Simon, who died late last year, was filled by Sheffield.

         The company also declared a quarterly cash dividend of $.06 per common share at today's meeting of the board. The dividend is payable June 10, 2004, to shareholders of record at close of business as of May 27, 2004. This will mark the 37th consecutive quarter in which Penn-America has paid a cash dividend. Including this second-quarter dividend, the company will have returned more than $15.6 million to its shareholders.

         Penn-America Group, Inc. (NYSE:PNG) is a specialty property and casualty insurance holding company that markets and underwrites general liability, commercial property and multiperil insurance for small businesses located primarily in small towns and rural areas through a select network of wholesale general agents in the excess and surplus lines market.

Forward-Looking Information

         Certain information included in this news release and other statements or materials published or to be published by the company are not historical facts but are forward-looking statements including, but not limited to, such matters as anticipated financial performance, business prospects, technological developments, new and existing products, expectations for market segment and growth, and similar matters. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the company provides the following cautionary remarks regarding important factors, which, among others, could cause the company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the company's forward-looking statements. The risks and uncertainties that may affect the operations, performance, results of the company's business and the other matters referred to above include, but are not limited to: (1) risks inherent in establishing loss and loss adjustment expense reserves; (2) uncertainties relating to the financial ratings of the company's insurance subsidiaries; (3) uncertainties relating to government and regulatory policies; (4) uncertainties arising from the cyclical nature of the company's business; (5) changes in the company's relationships with, and the capacity of, its general agents; and (6) the risk that the company's reinsurers may not be able to fulfill their obligations to the company. For additional disclosure regarding potential risk factors, refer to documents filed by the company with the Securities and Exchange Commission, including the company's 2003 10-K.

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